IRVINE SENSORS CORPORATION
EXECUTIVE SALARY CONTINUATION PROGRAM
Amended and Restated Effective December 26, 2007.
RECITALS
     This Irvine Sensors Corporation Executive Salary Continuation Program (the “Plan”) was established for the benefit of certain of its executive employees. The purpose of the Plan is to provide those employees with an opportunity for income upon separation from service based generally on their age at termination and length of service with the Employer as well as certain other corporate events. The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan was initially adopted by Irvine Sensors Corporation (the “Employer”) effective January 1, 1995, and is hereby amended and restated effective as of December 26, 2007.
     The terms of this Restatement shall apply to: (i) deferred compensation that relates all or in part to services performed on or after January 1, 2005 (i.e., deferred compensation which is subject to Code Section 409A), and (ii) deferred compensation that relates entirely to services performed on or before December 31, 2004 (i.e., deferred compensation which is not subject to Code Section 409A) if such deferred amounts were not yet paid from the Plan as of the adoption of this Restatement. The terms of this Restatement are generally effective December 26, 2007, with the exception that the $137,000 annual benefit limitation described in Section 3.2, the rules regarding commencement at age sixty-two (62) described in Section 3.4, the benefit reduction described in Section 3.4, and the rules regarding retired directors in Section 7.8 were effective on February 26, 1998.
     Accordingly, the following Restatement is adopted:
ARTICLE I
     1. ACCRUED SALARY CONTINUATION AMOUNT means the salary continuation percentage (which may be stated as a monthly dollar amount payable for a Participant’s life) accrued on behalf of a Participant under the terms of this Plan determined as of a date of reference.

     2. AGE and SERVICE mean, for purposes of computing the Accrued Salary Continuation Amount, the attained age or length of service (in whole years measured from his or her date of birth and date of hire with the Employer respectively) determined as of his or her most recent proceeding birthday or employment anniversary date.
     3. CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.
     4. COMPENSATION for this purpose means the average of the base salary of the Participant (i.e., total taxable salary and wages minus bonuses) paid by the Employer from the thirty-six (36) consecutive months preceding the Participant’s Separation from Service.
     5. EFFECTIVE DATE means the effective date of the Plan, which shall be January 1, 1995 (as authorized in Board resolutions adopted September 16, 1994).
     6. ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees under ERISA and who, when so designated by the Employer, will be a Participant under the Plan.
     7. EMPLOYER means Irvine Sensors Corporation, a Delaware Corporation, and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Irvine Sensors Corporation, or its successors or assigns, assumes the employer’s obligations hereunder, or any other corporation or business organization which agrees, with the consent of Irvine Sensors Corporation, to become a party to the Plan.
     8. ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes a Participant.
     9. PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become eligible to receive a benefit under the Plan.
     10. PARTICIPATION ENROLLMENT PACKAGE means the materials provided to a Participant upon designation to participate which includes at least a Participant notification letter, a copy of the Plan, and an Acceptance of Terms form on which a Participant accepts participation hereunder.
     11. PLAN means this Irvine Sensors Corporation Executive Salary Continuation Program, as it may be amended from time to time.
     12. PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.
     13. RESTATEMENT DATE means December 26, 2007.
     14. SALARY CONTINUATION BENEFITS means any benefits to which the Participant is entitled under the terms of this Plan.

ARTICLE II — ELIGIBILITY AND PARTICIPATION
     1. REQUIREMENTS. Every Eligible Employee shall be eligible to become a Participant upon being designated as such by, the Employer. Any eligible Employee so designated on the Effective Date hereof shall become a Participant as of that date of the entire Plan Year which includes the Effective Date and each Plan Year thereafter until benefits are paid in full or the Plan is specifically terminated with respect to that Employee by action of the Employer. Any eligible Employee after the Effective Date may become a Participant only when so designated by the Employer, provided that no individual shall become a Participant if he or she is not an Eligible Employee on his or her Entry Date.
     2. ACCEPTANCE. Participation in the Plan is voluntary. In order to participate, an otherwise eligible Employee must make a written acceptance in such manner as may be required by Section 3.1 and by the Employer and must agree to all the terms hereof as provided in Article III.
     3. RE-EMPLOYMENT. If a Participant who has a Separation from Service with the Employer is subsequently re-employed as an Eligible Employee, whether or not payments have begun under the Plan, he or she shall again become a Participant in accordance with the provisions of Section 2.1. (See Section 5.3 regarding the effect of a Participant’s re-employment.)
     4. CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall accrue no increases in his or her Accrued Salary Continuation Amounts but shall have no previously Accrued Salary Continuation Amounts reduced by virtue of said change in employment category. If it is determined that any Participant is not part of a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), the Participant may no longer participate in the Plan, with the result that his benefit will be paid out immediately.
ARTICLE III — BENEFITS
     1. COMMENCEMENT OF PARTICIPATION. In accordance with rules established by the Employer, in order to be a Participant, an Eligible Employee must first be so designated and then must accept such designation on forms provided and in the manner prescribed by the Employer.

     2. COMPUTATION OF SALARY CONTINUATION BENEFITS. At the time benefits are to be paid, each Participant shall be entitled to Salary Continuation Benefits equal to his or her Accrued Salary Continuation Amount. The Participant’s Accrued Salary Continuation Amount shall be a percentage of Compensation determined based on the following schedule:

Where the Sum of	The Percentage of Compensation
Age and Service Equal:	Will Be:
less than 78	0%

78	50%

80	55%

82	60%

84	70%

86	80%

88 or more	81%
Notwithstanding the foregoing, the Participant’s Salary Continuation Benefits will be reduced in accordance with Section 3.4 below (if applicable).
Notwithstanding the foregoing, no Participant’s Salary Continuation Benefits shall exceed $137,000 per year.
     3. NO FRACTIONAL COMPUTATIONS. All benefits hereunder shall be computed in whole years and whole percentages based on the schedule in 3.2 above. There shall be no fractional accrual of additional benefits for attainment of less than whole years of age or service.

     4. TIMING OF BENEFITS. A Participant shall become entitled to payment of Salary Continuation Benefits hereunder based on the sum of age and service upon his or her Separation from Service on or after attainment of age sixty-two (62) as an Eligible Employee. Depending upon the Participant’s age at the time Salary Continuation Benefits commence, the Participant’s Salary Continuation Benefits will be reduced in accordance with the following schedule:

The Participant’s Salary
Continuation Benefits Shall Equal
When the Participant’s Age at	the Following Percentage of the
Separation from Service Equals:	Amount Calculated in Section 3.2:
Under 62	Not Eligible for Salary Continuation Benefits

62	80%

63	86.67%

64	93.33%

65	100%
     5. COMMENCEMENT OF BENEFITS. Benefits under this Plan shall commence on the first business day of the third calendar month following the month which includes the event in Section 3.4 above which gives rise to benefits hereunder. Notwithstanding the foregoing, if the Participant is a Specified Employee, as defined in Section 5.2, the six-month delay described in Section 5.2 will apply.
ARTICLE IV — FUNDING POLICY
     1. UNFUNDED PLAN. This Plan is an unfunded deferred compensation plan and as such benefits hereunder are subject to the ability of the Employer to honor its commitments under this agreement.
     2. CERTAIN TRUSTS ALLOWED. To the extent it deems it prudent to do so the Employer may, but need not, establish certain trusts (known as “Rabbi Trusts”) or purchase certain instruments of insurance to assure its ability to meet its obligations under this Plan, provided that neither the presence nor absence of such funding vehicles nor the investment performance of any which may be established shall in any way affect the benefits accrued hereunder.
     3. SEPARATE ACCOUNTING. A ledger account under the, Plan shall be established and maintained by the Employer to track the Accrued Salary Continuation Amount for each Participant who has been so designated. Such Ledger Account shall be updated no less frequently than annually as of December 31st.

ARTICLE V — ENTITLEMENT TO BENEFITS
     1. SEPARATION FROM SERVICE. If a Participant has a Separation from Service with the Employer for any reason after attaining the age of sixty-two (62) the Participant’s Accrued Salary Continuation Amount shall be determined at the date of Separation from Service shall be payable according to the provisions of Article III and this Article V. For purposes of this Plan, “Separation from Service” means “separation from service” within the meaning of Code Section 409A and the regulations promulgated thereunder.
     2. SIX-MONTH DELAY FOR SPECIFIED EMPLOYEES. Where payment is made to any “Specified Employee” (as defined in Code Section 409A) on account of Separation from Service, such payment shall commence as soon as practicable following the date that is six months after the Separation from Service, if required to comply with Code Section 409A. Upon commencement of payment, the Participant shall receive a lump sum “catch-up” payment equal to the cumulative payments missed on account of the six-month delay and thereafter all payments shall be made as if there had been no such delay.
     3. RE-EMPLOYMENT OF RECIPIENT. If a Participant has a Separation from Service and is later re-employed by the Employer, the payment of benefits due to the Participant shall not be suspended, and the Participant’s service prior to separation shall not be counted in computing any future benefits accrued under this Plan.
ARTICLE VI — METHOD OF PAYMENT OF BENEFITS
     1. AMOUNT. A Participant’s benefits hereunder shall be computed as described in Article III above.
     2. FORM OF BENEFITS. Benefits shall be payable in the form of monthly payments of cash payable on the first day of each calendar month. Payment shall continue for the life of the Participant and shall equal his or her Accrued Salary Continuation Amount (stated as a monthly payment for life), taking into account any applicable limitations under Section 3.2 or reductions under Section 3.4.
     3. DEATH BENEFITS. There shall be no death benefits payable under this Plan.
ARTICLE VII — ADMINISTRATION
     1. ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:
(a)	Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees and Participants, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.
(b)	Adopt such rules of procedure and procedures as in its opinion ;may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c)	Implement the Plan in accordance with its terms and the rules and procedures adopted as above.

(d)	Make determinations with respect to the eligibility of any Eligible Employee as Participant and make determinations concerning the crediting of service and computation of accrued Salary Continuation Amounts.

(e)	Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner, to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and- effect for all purposes hereunder as if such action has been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.
     2. MUTUAL EXCLUSION OF RESPONSIBILITY. Neither the Employer nor any Participant shall be obligated to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.
     3. UNIFORMITY OF DISCRETIONARY ACTS. Whenever, in the administration or operation of the Plan, discretionary actions by the employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular Participant to the detriment of others.
     4. LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

     5. PAYMENT OF EXPENSES. All expenses incurred in the admission and operation of the Plan, including any taxes payable by the Employer in respect of any specially allocated assets prefunding Plan benefits, shall be paid by the Employer.
     6. PREFUNDING OF BENEFITS. Any assets identified by the Employer as prefunding benefits hereunder shall be the sole property of the Employer until such times as they are actually paid to Participants and shall at all times until so paid be subject to the claims of the general creditors of the Employer.
     7. CLAIMS PROCEDURES. Any person claiming a benefit under the Plan (a “Claimant”) shall present the claim, in writing, to the employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the claimant:
(a)	The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

(b)	A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(c)	An explanation of the Plan’s claims review procedure.
The written notice denying or granting the Claimant’s claim shall be provided to the Claimant within ninety (90) days after the Employer’s receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.
Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant’s authorized representative), may, within sixty (60) days after the Claimant’s receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be, reviewed by the employer (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.
The decision on review normally shall be made within sixty (60) days of the Employer’s receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limited for the decision on review shall be extended to one hundred twenty (120) days, the decision on review shall be made in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty

(60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.
     8. RETIRED DIRECTORS. Retired members of the Board of Directors of the Employer receiving Salary Continuation Benefits shall not also be entitled to receive fees for their services as a director.
ARTICLE VIII — AMENDMENT
     1. RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provision hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.
     2. AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 8.1, the Plan may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.
ARTICLE IX — TERMINATION
     1. EMPLOYER’S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right, at any time, to terminate the plan and/or its obligation to accrue further benefits under the Plan. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time. In the event of such termination, the Employer may amend this Plan as necessary to pay each Participant the Actuarial Equivalent of his accrued benefit (to the extent permissible under Code Section 409A and related Treasury regulations and guidance) and shall have no further obligation hereunder.
     2. AUTOMATIC TERMINATION OF PLAN. The Plan shall terminate automatically and all Accrued Salary Continuation Amounts shall become immediately payable upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization unless the surviving corporation or business organization specifically adopts the Plan.

ARTICLE X — MISCELLANEOUS
     1. LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification thereof, nor the creation of any ledger account or prefunding vehicle under the Plan, nor the payment of any benefits under the Plan shall be constructed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. In no event shall the Employer, or any successor, employee, officer, director, or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant or other person to be entitled to any particular tax consequences with respect of the Plan, or any credit or distribution hereunder.
     2. CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. ERISA shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.
     3. SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity) levy, execution, ledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further, (i) withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.
     In the event that any Participant’s benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits and paid to a special account established in the name of the Participant or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

     IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 26th day of December, 2007.

IRVINE SENSORS CORPORATION,
a Delaware corporation

By:	/s/ John C. Carson

President

By:	/s/ John J. Stuart, Jr.

Secretary